Exhibit 99.1

MEDIA RELEASE

FOR IMMEDIATE RELEASE

Ramesh Zacharias
Chief Executive Officer
Med-Emerg International Inc.
Tel: 905-858-1368
Email: rzacharias@med-emerg.com

MED-EMERG INTERNATIONAL

COMPANY TO CHALLENGE CONTRACT AWARD BY DEPARTMENT OF NATIONAL DEFENCE

Toronto, Canada - January 25, 2005 -Med-Emerg International Inc. (OTC BB: MDER-MDERW) announced today that it has filed a statement of claim against Calian Technology Ltd. and a former employee of Med-Emerg, in regards to the recent contract award by Public Works and Government Services Canada to provide services to the Canadian Forces, Department of National Defence. This bid would have been an extension of a current contract which, as disclosed in earlier filings, expires March 31, 2005.

The claim alleges that Calian and the former employee improperly used confidential information in obtaining the above referenced contract award. Calian and the former employee have not yet responded to the claim, nor has a court had the opportunity to assess it.

MEII specializes in the coordination and delivery of emergency and primary health care related services in Canada. These services include physician and nurse staffing and recruitment, clinical management services, a national drug infusion service, and a comprehensive physician practice management program.

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Certain oral and written statements of the management of the Company included in this press release may contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. These forward-looking statements include statements about the Company's marketing strategy, future sales growth, profitability, competitive position, and release of new products.  The words "plan", "expect", "believe", "intend", "anticipate", "forecast", "target", "estimate" and similar expressions identify forward-looking statements.  Forward-looking statements are based on assumptions made by and information currently available to the Company.  Investors are cautioned that these forward-looking statements are neither promises nor guarantees, and are subject to risks and uncertainties that may cause future results to differ materially from those expected.  The Company does not undertake to review or update these forward-looking statements.